Exhibit 5


FIDA63

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Allstate Life Insurance Company       Application for
Mail:                                 Allstate Advisor variable annuities
P.O. Box 94260                        Issued by Allstate Life Insurance Company
Palatine, IL 60094-4260
1-800-203-0068 - fax 866-487-8539
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1.      Select Product

                        // Advisor                            Advisor Preferred
                                                             // Package I  // Package II  // Package III

For Broker Use Only:    // Program A                        // Program B  // Program C (available only with
                        // Program B                                                     Packages II and III)
                        // Program C
                        // Program D
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2.      Owner
If no Annuitant is specified in Section 4, the Owner will be the Annuitant.

_________________________________       SS #/TIN ___/__/____
Name
_________________________________       Date of Birth       _____/____/_____
Street Address                          // Male // Female   Month Day Year
_________________________________       // Trustee  // CRT  // Grantor  // Non-Grantor
City            State   Zip             Phone # ___/___/____
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3.      Joint Owner (if any)

_________________________________       SS #/TIN ___/__/____
Name
_________________________________       Date of Birth       _____/____/_____
Relationship to Owner                   // Male // Female   Month Day Year

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4.      Annuitant
Complete only if differnet from the Owner in Section 2.


        CO-Annuitant
Complete only if Spousal Protection Benefit is selected (see section 9).
_________________________________       SS #/TIN ___/__/____
Name
_________________________________       Date of Birth       _____/____/_____
Street Address                          // Male // Female   Month Day Year
_________________________________
City            State   Zip

_________________________________       SS  #/TIN  ___/__/____
Name                                    Date  of  Birth     _____/____/_____
                                       //Male  //Female     Month  Day Year
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5.  Beneficiary(ies)

Spouse must be the sole primary beneficiary if the Spousal Protection Benefit is selected.

____________________________________________________________________________
Primary Name                    Relationship to Owner           Percentage
____________________________________________________________________________
Primary Name                    Relationship to Owner           Percentage
____________________________________________________________________________
Primary Name                    Relationship to Owner           Percentage
____________________________________________________________________________
Contingent Name(s)              Relationship to Owner           Percentage

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6.      Type of Plan

// Nonqualified  // Traditional IRA  // SEP-IRA  // Roth IRA  // 401(k)
// 401(a)  // 403(b)  // Other ____________
Tax year for which IRA contributionis being made ______  // Employer  // Employee
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7.      Source of Funds

// Initial Payment  // Transfer  // Rollover  // 1035 Exchange
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8.      Investment Selection and Programs

Please check slected investment choice(s) and indicate whole percentage allocations in the initial payment allocation column. If electing the DCA, Interest Averaging, or Growback Programs, please indicate whole percentage allocations in the Target Subaccount column and complete program instructions below:

------------------------------------------                      ---------------------------------------
Initial $ ____________________                                  Fixed Account*
Make check payable to Allstate Life Insurance Company           // 6-Month DCA Account**        ___%
                                                                // 12-Month DCA Account**       ___%
                                        Initial                 // ___________________          ___%
                                        Payment     Target      // 1-Year Account               ___%
                                        Allocation  Subaccount  // 3-Year Account               ___%
                                                                // 5-Year Account               ___%
                                                                // 7-Year Account               ___%
                                                                // 10-Year Account              ___%

                                                               ---------------------------------------
                                                                Interest Averaging
                                                                // Take the interest earned from any of the
                                                                ____Fixed Accounts* (1,3,5,7, or 10)
                                                                and invest it, on a monthly basis, in the
                                                                subaccounts selected in the Target
                                                                Subaccount column.

                                                                ---------------------------------------
Franklin Templeton                                              Growback*
// Franklin Growth and                                          // Allocate a portion of my initial payment
   Income Securities                    ___%        ___%           to the ___ (3,5,7, or 10) Year
// Franklin Small Cap                                              Fixed Account* so that over the guaranteed
   Value Securities                     ___%        ___%           period the amount will have grown to an
// Mutual Shares Securities             ___%        ___%           amount equal to the initial payment assuming
// Templeton Developing                                            no withdrawals or transfers.  The remaining
   Markets Securities                   ___%        ___%           balance will be applied in the Target
// Templeton Foreign Securities         ___%        ___%           Subaccount column.
OppenheimerFunds                                                ----------------------------------------
// Oppenheimer Aggressive                                       Automatic Rebalancing
   Growth                               ___%        ___%        Transfer Frequency: Quarterly (default)
// Oppenheimer Capital                                          // Rebalance to initial allocation of variable subaccounts
   Appreciation                         ___%        ___%        // Custom model (Investment choice and whole percentage
// Oppenheimer Global                                              allocations):
   Securities                           ___%        ___%           _________________________________
// Oppenheimer High Income              ___%        ___%           _________________________________
// Oppenheimer Main Street              ___%        ___%
// Oppenheimer Main Street
   Small Cap                            ___%        ___%
// Oppenheimer Multiple
   Strategies                           ___%        ___%
// Oppenheimer Strategic Bond           ___%        ___%
Putnam
//The George Putnam Fund of Boston      ___%        ___%
//Putnam Global Asset Allocation        ___%        ___%
//Putnam Growth and Incom               ___%        ___%
//Putnam Health Sciences                ___%        ___%
//Putnam High Yield                     ___%        ___%
//Putnam Income                         ___%        ___%
//Putnam International Equity           ___%        ___%
//Putnam Investors                      ___%        ___%
//Putnam Money Market                   ___%        ___%
//Putnam New Opportunities              ___%        ___%
//Putnam New Value                      ___%        ___%
//Putnam Research                       ___%        ___%
//Putnam Utilities Growth and Income    ___%        ___%
//Putnam Vista                          ___%        ___%
//Putnam Voyager                        ___%        ___%
STI Classic Funds
//STI Capital Appreciation              ___%        ___%
//STI Growth and Income                 ___%        ___%
//STI International Equity              ___%        ___%
//STI investment Grade Bond             ___%        ___%
//STI Mid-Cap Equity                    ___%        ___%
//STI Small Cap Value Equity            ___%        ___%
//STI Value Income Stock                ___%        ___%
Van Kampen                                                      * May not be available in all states or products. The 3,5,7, and
                                                                  10-Year Accounts are MVA accounts in all states except GA, MD,
// Van Kampen LIT Emerging                                        OR, TX, and WA. See contract or prospectus for more details.
   Growth                               ___%        ___%        ** All assets must be transferred into the variable subaccounts
// Van Kampen LIT Growth                                           by the end of the selected DCA Program period.
   and Income                           ___%        ___%           The programs above may be terminated or modified at any time
// Van Kampen UIF Active                                           by the insurer (except in OR and WA) or me by providing written
   International Allocation             ___%        ___%           notice to the other party or, if investment option balances
// Van Kampen UIF Emerging                                         are inadequate, by executing the requested transfer.  In the
   Markets Debt                         ___%        ___%           unlikely event that another financial transaction request is
// Van Kampen UIF Small                                            received on the transfer date, the insurer may delay processing
   Company Growth                       ___%        ___%           the scheduled transfer if enrolling in the Systematic
// Van Kampen UIF U.S.                                             Withdrawal Plan.
   Real Estate                          ___%        ___%

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9.      Optional Programs
May not be available in all states or in all products. Additional charges may apply; see the prospectus for details.
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Retirement Income Guarantee

Only available for owners and annuitants age 0-75.

// Retirement Income Guarantee (Rider 1); Annual Increase
   or
// Retirement Income Guarantee (Rider 2); Greater of Annual Increase or Maximum Anniversary Value

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Death Benefit

Options available for owners, annuitant and co-annuitant age 0-79:

// Maximum Anniversary Value
// Enhanced Beneficiary Protection
// Earnings Protection Death Benefit
// Spousal Portection Benefit (Available only for IRAs)

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10.     Special Remarks
Insurance home office endorsements are not applicable in Pennsylvania.

(Attach separate page if necessary.)

_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________

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11.     Owner(s') Acknowledgements

The following states require the applicant to acknowledge the information below that pertains to his or her specific state. Check the appropriate box for your resident state, sign and date the bottom of Section 12.


// District of Columbia WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

// Florida Any person who knowingly and with intent to injure, defraud, or deceive any insurer, files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

// Georgia Any person who knowingly and with intent to injure, defraud, or deceive any insurer, files a statement of claim or an application containing any false, incomplete, or misleading information may be guilty of a felony of the third degree.


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Annuities and insurance products are not insured by the Federal Deposit
Insurance Corporation (FDIC), Federal Reserve Board, National Credit Union Association (NCUA), National Credit Union Share Insurance Fund (NCUSIF), or any other agency of the United States, or the bank or credit union, or an affiliate of the bank or credit union. Annuities are not obligations of any bank. The financial institution does not guarantee performance by the insurer issuing the annuity. Variable annuities involve investment risk, including potential loss of principal. Any benefits, values or payments based on performance of the segregated accounts may vary (increase or decrease) and are NOT guaranteed by our company, or any other insurance company, and are not guaranteed by the U.S. government or any state government. The owner bears all risk for amounts allocated to the variable portfolios. Variable annuities are not protected by the Securities Investor Protection Corporation (SIPC) as to the loss of the principal amount invested.

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12.     Do you have any existing annuity or life insurance contracts?  // Yes // No

Will the annuity applied for replace one or more existing annuity or life insurance contracts?

// Yes  // No (If yes, explain in Special Remarks, Section 10.)

Have you purchased another annuity during the current calendar year?

// Yes  // No

Do you or any joint owner currently own an annuity issued by the insurer?

// Yes  // No


//  I WOULD LIKE TO RECEIVE A STATEMENT OF ADDITIONAL INFORMATION (SAI),

I/WE HAVE READ THE DISCLOSURE STATEMENT ABOVE.

I/WE UNDERSTAND THAT ANNUITY PAYMENTS OR SURRENDER VALUES, WHEN BASED UPON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND NOT GUARANTEED AS TO A FIXED DOLLAR AMOUNT.

I UNDERSTAND THAT WITHDRAWALS MADE PRIOR TO THE END OF A GUARANTEE PERIOD FOR THE MVA FIXED ACCOUNT MAY BE SUBJECT TO A MARKET VALUE ADJUSTMENT (MVA) WHICH MAY BE POSITIVE OR NEGATIVE.

UNDER PENALTIES OR PERJURY, I CERTIFY THAT:

1. THE NUMBER SHOWN ON THIS FORM IS MY CORRECT TAXPAYER IDENTIFICATION NUMBER (OR I AM WAITING FOR A NUMBER TO BE ISSUED TO ME), AND

2. I AM NOT SUBJECT TO BACKUP WITHHOLDING BECAUSE: (A) I AM EXEMPT FROM BACKUP WITHHOLDING, OR (B) I HAVE NOT BEEN NOTIFIED BY THE INTERNAL REVENUE SERVICE
(IRS) THAT I AM SUBJECT TO BACKUP WITHHOLDING AS A RESULT OF A FAILURE TO REPORT ALL INTEREST OR DIVIDENDS, OR (C) THE IRS HAS NOTIFIED ME THAT I AM NO LONGER SUBJECT TO BACKUP WITHHOLDING, AND

3. I AM A U.S. PERSON (INCLUDING U.S. RESIDENT ALIEN).


A copy of this application signed by the Agent will be the receipt for the first purchase payment. If the insurer declines this application the insurer will have no liability except to return the first purchase payment.

I have read the above statements and represent that they are complete and true to the best of my knowledge and belief. I acknowledge receipt of a variable annuity and fund prospectus. By accepting the annuity issued, I agree to any additions or corrections to this application.

THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISIONS OF THIS DOCUMENT OTHER THAN THE CERTIFICATION REQUIRED TO AVOID BACKUP WITHHOLDING.

___________________________________________________________________________
Owner's Signature                       Joint Owner's Signature

___________________________________________________________________________
Signed at: City, State                  Date


To the best of your knowledge, as Agent, does the owner have an existing annuity or life insurance contract? // Yes // No

Do you, as Agent, have reason to believe the product applied for will replace existing annuities or insurance? // Yes // No

_____________________________________________________________________________
Licensed Agent Signature         Print name         Broker/Dealer

_____________________________________________________________________________
Social Security Number (required)  Address

_____________________________________________________________________________
Licensed I.D. #                  E-mail address      Telephone

Not to agent: Please make sure client name and social security number appear on all client checks.

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